2B

                           ASSIGNMENT OF RIGHTS UNDER
                     REAL ESTATE PURCHASE AND SALE AGREEMENT


     ATLANTIC SEABOARD REALTY, an affiliate of Wahl & Associates, Inc., a Washington corporation ("Wahl"), hereby assigns to EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Eagle"), and Eagle accepts, all of Wahl's right, title and interest (except any right to receive payment of a brokerage commission) in and to that certain Real Estate Purchase and Sale Agreement dated March 6, 1996, between Tacoma Alliance Church, a Washington corporation, as seller ("Seller"), and Wahl, as buyer, as amended, concerning certain real property located in Pierce County, Washington ("Church Sale Agreement"). A true and complete copy of the Church Sale Agreement is attached as EXHIBIT A.

     Eagle expressly assumes and agrees to perform all of Wahl's obligations under the Church Sale Agreement and to indemnify, defend and hold Wahl harmless from any and all claims, liabilities or expenses arising under or relating to the Church Sale Agreement. Wahl's assignment to Eagle of Wahl's interest under the Church Sale Agreement is "AS-IS" and Wahl makes no representation or warranty to Eagle concerning the real property which is the subject matter of the Church Sale Agreement including but not limited to the feasibility of development of any of such property by Eagle.

     In the event of litigation between the parties hereto, declaratory or otherwise, in connection with this instrument, the prevailing party shall recover its costs and attorneys' fees actually incurred including those incurred before filing suit, which shall be determined and fixed by the court as part of the judgment. The parties covenant and agree that they intend by this paragraph to compensate for attorneys' fees actually incurred by the prevailing party to the particular attorneys involved at such attorneys' then normal hourly rates and that this paragraph shall constitute a request to the court that such rate or rates be deemed reasonable.

     This instrument contains the entire agreement between the parties. The provisions of this instrument shall inure to the benefit of, and shall be binding upon, the successors in interest and assigns of the respective parties

ASSIGNMENT OF RIGHTS UNDER                                                PAGE 1
REAL ESTATE PURCHASE AND SALE AGREEMENT                           APRIL 11, 1996
hereto. This instrument may not be amended, modified, altered, or changed in any respect whatsoever, except by further agreement in writing duly executed by all the parties hereto.

                                        ATLANTIC SEABOARD REALTY,
                                        an affiliate of Wahl & Associates, Inc., a Washington corporation


Date 6 AUG 96                           By /s/ Arthur L. Wahl
    ---------------------                 --------------------------------------
                                        Its PRESIDENT
                                           -------------------------------------

                                        EAGLE HARDWARE & GARDEN, INC.,
                                        a Washington corporation


Date August 12, 1996                    By /s/ Richard T. Takata
    ---------------------                 --------------------------------------
                                        Its PRESIDENT & COO
                                           -------------------------------------

Seller hereby acknowledges receipt of a copy of this Assignment, accepts Eagle Hardware & Garden, Inc. as the Buyer under the Church Sale Agreement in lieu of Atlantic Seaboard Realty, an affiliate of Wahl & Associates, Inc., and releases Atlantic Seaboard Realty, an affiliate of Wahl & Associates, Inc., from any further liability or obligation under the Church Sale Agreement.

                                        TACOMA ALLIANCE CHURCH,
                                        a Washington corporation

Date                                    By
    ---------------------                 --------------------------------------
                                          Thomas I. Barley
                                          Chairman, Governing Board

ASSIGNMENT OF RIGHTS UNDER                                                PAGE 2
REAL ESTATE PURCHASE AND SALE AGREEMENT                           APRIL 11, 1996

                                    EXHIBIT A

                              CHURCH SALE AGREEMENT

[LETTERHEAD]


July 9, 1996


Pete Papadopulos
Eagle Hardware
Wahl & Associates Incorporated
Real Estate-Services
1001 Fairview Avenue N, Suite 1400
Seattle, WA 98109

To Whom It May Concern:

This authorizes an extension of the due date for 72 hours (3 days) as pertains to the non-refundable cash deposit of $10,000.00 as per Paragraphs 1 & 7b in the terms of sale contract.

Sincerely,


/s/ Thomas I. Bailey

Thomas I. Bailey
Chairman of the Governing Board, Senior Pastor


TIB:clb